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                                                                      EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   Bell Atlantic Corporation and Subsidiaries

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

(Dollars in Millions)                                                                Six Months Ended June 30, 1999
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
Income before provision for income taxes and extraordinary item                                            $3,689
Minority interest                                                                                              49
Income from unconsolidated businesses                                                                         (71)
Dividends received from unconsolidated businesses                                                              56
Interest expense, including interest related to lease financing activities                                    641
Portion of rent expense representing interest                                                                  93
Amortization of capitalized interest                                                                           13
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Income, as adjusted                                                                                        $4,470
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Fixed charges:
Interest expense, including interest related to lease financing activities                                  $ 641
Portion of rent expense representing interest                                                                  93
Capitalized interest                                                                                           39
Preferred stock dividend requirement                                                                           10
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Fixed charges                                                                                               $ 783
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Ratio of Earnings to Fixed Charges                                                                           5.71
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